Exhibit 10-45


                              AMENDMENT NO. 5
                                    to
             THE ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN
                                    of
                 NEW YORK STATE ELECTRIC & GAS CORPORATION



The Annual Executive Incentive Compensation Plan of New York
State Electric & Gas Corporation (the "Plan") is hereby amended, effective as of October 13, 1995, as follows:

1. Article IV is hereby amended by deleting "based solely on corporate achievement" from the sentence.

2. Article V, Section A, is hereby amended to read in its entirety as follows:

         A. The performance measures and goals are identical to the performance measures and goals for the 1995 Performance Plus Program for salaried employees. The level of contribution of each measure to the incentive award for each of the four groups set forth in Article III, however, is different and is outlined in Article VII. There are two measures of performance criteria:


         i) Threshold Measure - An incentive award is based on the cumulative performance of four performance measures.


         ii) Variable Measure - This is a performance measure that can increase or decrease the amount of the incentive award to the extent to which the shareholder performance goal is achieved or not achieved.

3. Article VII is hereby amended to read in its entirety as follows:

         Each of the four groups set forth in Article III will have the following incentive award ranges:

         Incentive Award as a percent of salary grade midpoint

                         At             At
                         Threshold      Target
                         Performance    Performance
         Group I         7.5%           15%
         Group II        6.25%          12.5%
         Group III       5%             10%
         Group IV        3.75%           7.5%

         There are four separate performance measures which provide opportunities for an incentive award. An incentive award is based on the cumulative performance of these measures and can be earned even if all of the performance measures are not met. The formula for determining incentive awards is set forth in Table 1.
         If all four of the performance measures are met and the shareholder performance measure is between 100% and 109% inclusive, then the participants will receive the awards set forth above under the heading "At Threshold Performance".

         If the shareholder performance measure is at 120% or greater and the three other performance measures are met, the participants will receive the awards set forth above under the heading "At Target Performance". If the shareholder performance measure is less than 120% but at least 80%, a prorated incentive award can still be earned based on the cumulative performance of the four performance measures.

         If the calculation of the award is zero or a negative number no award will be granted and no reduction will be made in base salary.

         For 1995 the contributions to payout will be calculated pursuant to Table 1.

4. The first paragraph of Article VIII is hereby amended to read as follows:

         At the conclusion of each performance period a determination will be made by the Committee whether the goals have been achieved, the extent to which they have been achieved and the amount of any incentive award. The Committee's determination will be submitted to the Board of Directors for approval. Final determination of incentive awards by the Board of Directors will be made not later than the end of February following the end of each performance period. Distribution of incentive awards will be made as soon thereafter as practical.

                                                      TABLE 1



             THE ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN
                                    OF
                 NEW YORK STATE ELECTRIC & GAS CORPORATION



For 1995, the performance measures and goals are identical to the performance measures and goals for the 1995 Performance Plus Program for salaried employees. The contribution of each measure to the incentive award, however, is different and is calculated as follows:

Threshold Measure

          Performance Measures          Contributions to Payout

          Total Shareholder Return
               Group I                    +/- 2.8%
               Group II                   +/- 2.3%
               Group III                  +/- 1.9%
               Group IV                   +/- 1.4%

          Customer Service
               Group I                    +/- 1.9%
               Group II                   +/- 1.6%
               Group III                  +/- 1.25%
               Group IV                   +/-  .95%

          Electric Retail Sales and Natural
           Gas Deliveries
               Group I                    +/-  .9%
               Group II                   +/- .75%
               Group III                  +/- .6%
               Group IV                   +/- .45%

          Total Controllable Expenditures
               Group I                    +/- 1.9%
               Group II                   +/- 1.6%
               Group III                  +/- 1.25%
               Group IV                   +/-  .95%

An awards payout percentage will be calculated by first taking the sum of the four Performance Measures in the table.
Contributions to Payout can be either positive or negative depending on whether the particular goal was achieved or not achieved.

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                             - 2 -



     Shareholder Measure:
          100% or greater - Achieved
          Less than 100% - Not Achieved

     Customer Service Measure:
          100 or more - Achieved
          Less than 100 - Not Achieved

     Sales Measure:
          Both electric and gas goals met or exceeded - Achieved
          Either electric or gas goal not met - Not Achieved

     Expenditure Measure:
          At or below expenditure goal  - Achieved
          Exceeded expenditure goal  - Not Achieved


Variable Measure
Payouts percentages are then calculated by multiplying the sum of the four performance measures for each group determined under the Threshold Measure by the following factors as determined by the extent to which the Shareholder Measure exceeded or fell below 100%.

     Shareholder Measure:
          120% or more        2x
          110% - 119%         1.5x
          100% - 109%         1x
           90% -  99%         1x
           80% -  89%        .5x
           Less than 80%      0

For all determinations of the Shareholder Measure, if the Shareholder Measure is not a whole percentage, it will be rounded down to the nearest whole percentage. Calculations of the awards payout percent will be rounded to the nearest 100th of a percent.


Awards Calculation
The awards payout percentage will be calculated by taking the sum of the four performance measures for each group determined under the Threshold Measure and then multiplying by the factor established under the Variable Measure.

Awards will then be calculated by multiplying the awards payout percentage by the salary grade midpoint for each employee.